UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2011

NCR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-00395	31-0387920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3097 Satellite Blvd., Duluth, Georgia		30096
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 11, 2011, NCR Corporation, a Maryland corporation (“NCR”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among NCR, Ranger Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of NCR (“Purchaser”), and Radiant Systems, Inc., a Georgia corporation (“Radiant”) pursuant to which NCR will acquire Radiant.

Pursuant to the Merger Agreement, among other things, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock, no par value per share, of Radiant (the “Shares”), at a price per Share of $28.00 (the “Offer Price”), net to the seller in cash, without interest. The Merger Agreement also contemplates that, following the consummation of the Offer and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into Radiant (the “Merger”), with Radiant surviving the Merger as a wholly-owned subsidiary of NCR. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) any Shares owned by NCR or Radiant or any direct or indirect wholly-owned subsidiary of Radiant and in each case not held on behalf of third parties, and (ii) any Shares held by shareholders who have perfected and not withdrawn or waived a demand for appraisal pursuant to Section 14-2-1321 of the Georgia Business Corporation Code, as amended) shall be converted into and become exchangeable for an amount, payable in cash and without interest, equal to the Offer Price.

Pursuant to the Merger Agreement, and upon the terms and conditions contained therein, Purchaser is obligated to commence the Offer no later than July 25, 2011. The initial expiration date of the Offer will be 20 business days following the commencement of the Offer, and the Offer may be extended under certain circumstances described in the Merger Agreement. Purchaser’s obligation to accept for payment and pay for any Shares tendered in the Offer is subject to certain conditions, including (i) there having been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares which, when added to Shares already owned by NCR and its subsidiaries, represents at least a majority of the total number of outstanding Shares on a fully diluted basis on the expiration of the Offer, (ii) the expiration or termination of any waiting period (and any extension thereof) applicable to the Offer or the Merger under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Sherman Act, as amended, the Clayton Act, as amended and the Federal Trade Commission Act, as amended, and the obtaining or making of any material clearance, consent, approval, order, authorization, notice to or filing with any governmental entity that is required to be obtained or made in connection with the Offer, (iii) the absence of any material adverse effect with respect to Radiant and (iv) certain other customary conditions.

Pursuant to the Merger Agreement, Radiant granted to Purchaser an irrevocable option (the “Top-Up Option”), exercisable following the closing of the Offer and prior to the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms, to purchase at a price per share equal to the Offer Price up to that number of newly issued Shares (the “Top-Up Shares”) equal to the lesser of (i) the lowest number of Shares that, when added to the number of Shares owned by NCR and its subsidiaries at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis, and (ii) that number of Shares equal to the Shares authorized (whether unissued or held in the treasury of Radiant) minus the Shares issued at the time of exercise of the Top-Up Option (giving effect to the Shares issuable pursuant to all then-outstanding equity awards and other rights to acquire Shares as if such shares were outstanding).

NCR intends to use cash on hand and the proceeds from committed financing from JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMorgan”), Bank of America, N.A. (“Bank of America”), Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPFS”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and RBC Capital Markets (“RBCCM”) to facilitate the transaction.

The Merger Agreement includes detailed representations, warranties and covenants of Radiant, NCR and Purchaser. Until the earlier of the termination of the Merger Agreement pursuant to its terms or the Effective Time, Radiant has agreed to operate its business and the business of its subsidiaries in the ordinary course consistent with past practices, to preserve their business organizations intact and to maintain existing relations and goodwill with governmental entities, material customers, suppliers, distributors, key employees and business associates. Radiant has also agreed to certain other operating covenants during this period.

In addition, Radiant has agreed not to solicit, initiate, encourage or take any other action to knowingly facilitate any third-party acquisition proposals for Radiant, or any inquiries or the making, submission or announcement of any proposal that is reasonably likely to lead to a third-party acquisition proposal and will not permit its controlled affiliates or any of their respective representatives to do so, and has agreed to restrictions on its, its controlled affiliates’ and their respective representatives’ ability to respond to any such proposals, as more fully described in the Merger Agreement. The Merger Agreement includes termination provisions for both Radiant and NCR and provides that, in connection with a termination of the Merger Agreement under specified circumstances, Radiant will be required to pay NCR a termination fee of $35,680,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in Radiant’s filings with the Securities and Exchange Commission since January 1, 2009, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (a) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a willful breach and (b) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

On July 11, 2011, in connection with the execution and delivery of the Merger Agreement, John H. Heyman, Chief Executive Officer of Radiant, and Alon Goren, Chairman of the Board and Chief Technology Officer of Radiant, each entered into a two-year non-competition agreement with Radiant and NCR that will be effective upon closing of the Offer.

In addition, on July 11, 2011, Radiant and NCR entered into a Retention Agreement with Andrew S. Heyman, Chief Operating Officer of Radiant. Under the Retention Agreement, NCR, Radiant and Mr. Heyman have agreed that if his employment with Radiant is continued following the acquisition of Radiant by NCR for a period of at least 18 months commencing upon the closing of the Offer, NCR will pay or cause Radiant to pay Mr. Heyman an aggregate bonus of $405,000, with $270,000 payable on the first anniversary of the closing of the Offer and the remaining $135,000 payable on the expiration of the 18-month period following the closing of the Offer. The Retention Agreement also contains certain restrictive covenants applicable to Mr. Heyman following the closing of the Offer. NCR and Mr. Heyman entered into a separate offer letter which sets forth the terms of his proposed employment with NCR following the closing of the Offer.

Tender and Voting Agreement

On July 11, 2011, in connection with the parties’ entry into the Merger Agreement, certain director and officer shareholders of Radiant, who hold approximately 4,089,386 shares of the outstanding common stock of Radiant, entered into a tender and voting agreement (the “Tender and Voting Agreement”) pursuant to which they have agreed to, among other things, tender their shares of Radiant’s common stock into the Offer and vote their shares of Radiant’s common stock: (i) in favor of adopting and approving, if applicable, the Merger Agreement and the transactions contemplated thereby, including but not limited to the Merger and (ii) against third-party acquisition proposals and certain other actions, transactions or proposals involving Radiant or its subsidiaries. In addition, each shareholder of Radiant that is a party to the Tender and Voting Agreement has agreed (i) to comply with certain restrictions on the disposition of its shares of common stock of Radiant and (ii) not to, directly or indirectly, in his, her or its capacity as a shareholder solicit any other third-party acquisition proposals. Pursuant to its terms, the Tender and Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the termination or expiration of the Offer, without any Shares being accepted for payment, (iii) the Effective Time, and (iv) the amendment of the terms of the Offer to reduce the Offer Price or change the form of consideration to be paid for the Shares.

The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Commitment Letter

On July 11, 2011, NCR entered into a commitment letter (the “Commitment Letter”) with JPMCB, JPMorgan, Bank of America, MLPFS, Morgan Stanley and RBCCM (collectively, the “Commitment Parties”) pursuant to which JPMCB, Bank of America, Morgan Stanley and RBCCM have committed to provide $1,400,000,000 senior secured credit facilities (the “Facilities,” and the provision of such funds as set forth in the Commitment Letter, the “Financing”), consisting of a term loan facility in an aggregate principal amount of $700,000,000 and a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $700,000,000. The Facilities are available to finance the Offer, the Top-Up Option and the Merger, to pay fees and expenses related thereto, to refinance existing indebtedness of NCR and Radiant, and for working capital requirements and other general corporate purposes. After consummation of the Merger, NCR can request, at any time and from time to time, the establishment of one or more term loan and/or revolving credit facilities with commitments in an aggregate amount not to exceed $250,000,000, the proceeds of which can be used for working capital requirements and other general corporate purposes. Under the Commitment Letter, JPMorgan, Morgan Stanley, MLPFS and RBCCM will act as joint lead arrangers and joint bookrunners and MLPFS, Morgan Stanley and RBCCM will act as joint syndication agents. JPMCB will act as sole administrative agent and collateral agent. The actual documentation governing the Facilities has not been finalized, and accordingly, the actual terms may differ from the description of such terms below.

Syndication. NCR has agreed to assist the joint lead arrangers in connection with such syndication, including, without limitation, using commercially reasonable efforts to obtain ratings from Standard & Poor’s Financial Services.

Interest Rates. The Facilities are expected to bear interest, at NCR’s option, Base Rate or LIBOR, plus a margin ranging from 0.25% to 1.50% for Base Rate-based loans that are either term loans or revolving loans and ranging from 1.25% to 2.50% for LIBOR-based loans that are either term loans or revolving loans, depending on NCR’s consolidated leverage ratio. Interest for certain Base Rate-based loans will be calculated on the basis of a 365-day year and interest for LIBOR-based loans and other Base Rate-based loans will be calculated on the basis of a 360-day year.

Fees. NCR expects to pay an undrawn commitment fee ranging from 0.25% to 0.50% depending on NCR’s consolidated leverage ratio, on the unused portion of the Revolving Facility. NCR expects to pay a delayed draw ticking fee of 0.375% per month on the aggregate amount of undrawn loans under the term loan facility. If any letters of credit are issued, then NCR expects to pay a fronting fee to be agreed upon on the aggregate face amount of each letter of credit and a fee on all outstanding letters of credit at a per annum rate equal to the margin then in effect with respect to LIBOR-based loans under the Revolving Facility on the face amount of such letter of credit.

Conditions to Initial Funding. The initial borrowing under the Facilities is conditioned upon the satisfaction of conditions customary in similar transactions, including, without limitation:

•	the execution of final customary documentation;

•

the consummation of the Offer in accordance with applicable law and the Merger Agreement without waiver or amendment of the Merger Agreement or any consent under the Merger Agreement that is materially adverse to the interests of the lenders under the Facilities or the Commitment Parties without the prior written consent of the Commitment Parties;

•	pro-forma compliance with the Leverage Ratio financial covenant after giving effect to the Offer, Top-Up Option and Merger;

•

all materials required to be filed under the HSR Act shall have been filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice not later than the 5th business day after the date of the Commitment Letter;

•

there not having been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Radiant;

•	the payment of certain fees and expenses;

•	the Commitment Parties shall have received certain financial statements and forecasts;

•	the delivery of all necessary documentation under the Patriot Act;

•	the collateral agent shall have received a perfected security interest in the Collateral (defined below), subject to certain funds provisions; and

•

the representations and warranties in the Merger Agreement and the final customary documentation for the Facilities shall be true and correct in all material respects, subject to certain funds provisions.

Guarantees and Security. Subject to certain customary exceptions, all obligations of NCR under the Facilities will be unconditionally guaranteed by each of NCR’s existing and subsequently acquired or organized direct and indirect wholly-owned domestic subsidiaries (the “Guarantors”). The Facilities will be secured by a first priority lien and security interest (collectively, the “Collateral”), subject to customary exceptions, in all equity interests of the Guarantors and each of NCR’s direct and indirect foreign subsidiaries, except, in the case of any foreign subsidiary, such pledge would be limited to 66.6% of the voting equity and 100% of the non-voting equity of first-tier foreign subsidiaries.

Representations, Warranties, Covenants and Events of Default. The Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Commitment Letter and the Facilities is incorporated herein by reference.

Forward-looking Statements

This Current Report on Form 8-K (this “Report”) contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of NCR and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Radiant’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in NCR’s SEC reports, including but not limited to the risks described in NCR’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011. NCR assumes no obligation and does not intend to update these forward-looking statements.

Important Additional Information

This Report relates to a planned tender offer by Purchaser, a wholly-owned subsidiary of NCR, for all shares of outstanding common stock of Radiant, to be commenced pursuant to the Merger Agreement by and among NCR, Purchaser and Radiant.

The tender offer referred to in this Report has not yet commenced. This Report is neither an offer to purchase nor a solicitation of an offer to sell any shares of Radiant. The solicitation and the offer to buy shares of Radiant common stock will be made pursuant to an offer to purchase and related materials that NCR and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, NCR and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Radiant intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. NCR, Purchaser and Radiant intend to mail these documents to the shareholders of Radiant. These documents will contain important information about the tender offer and shareholders of Radiant are urged to read them carefully when they become available. Investors and shareholders of Radiant will be able to obtain a free copy of these documents (when they become available) and other documents filed by NCR, Purchaser and Radiant with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to NCR Corporation at Attention: Investor Relations, 3097 Satellite Boulevard, Duluth, GA 30096. Investors and shareholders of Radiant may obtain a free copy of the solicitation/recommendation statement and other documents (when they become available) from Radiant by directing requests to Radiant Systems, Inc. at 3925 Brookside Parkway, Alpharetta, GA 30022, Attn: Investor Relations Director.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc., dated as of July 11, 2011. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Tender and Voting Agreement, dated as of July 11, 2011, by and among NCR Corporation, Ranger Acquisition Corporation and certain shareholders of Radiant Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Jennifer M. Daniels
Jennifer M. Daniels Senior Vice President, General Counsel and Corporate Secretary

Date: July 12, 2011

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among NCR Corporation, Ranger Acquisition Corporation and Radiant Systems, Inc., dated as of July 11, 2011. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

10.1	Tender and Voting Agreement, dated as of July 11, 2011, by and among NCR Corporation, Ranger Acquisition Corporation and certain shareholders of Radiant Systems, Inc.